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Exhibit 16.1

December 13, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

        We have read the "Experts" section of Form S-1 to be filed on December 16, 2013, of WCI Communities, Inc. and are in agreement with the statements contained in the third, fourth, and fifth paragraphs of such section as it relates to Ernst & Young LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Ernst & Young LLP
Miami, Florida

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  Exhibit 16.1